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                                                                 Exhibit 4(b)(v)

TERM INSURANCE RIDER FOR OTHER INSUREDS

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RIDER SECTION 1.                 GENERAL INFORMATION

1.1  WHAT IS OUR AGREEMENT       Our agreement with you includes this rider and its
     WITH YOU?                   application, as a part of the policy to which it is
                                 attached. The provisions of the policy apply to this
                                 rider unless they conflict with the rider. If there is a
                                 conflict, the rider provision will apply. The issue date
                                 for coverage under this rider is shown on the other
                                 insured rider data page and on the guaranteed maximum
                                 other insured annual cost of insurance rate table.

                                 We promise to pay the death proceeds of this rider and
                                 provide all other benefits described in this rider as
                                 long as the policy and this rider are in force.

1.2  WHAT IS THE BENEFIT         This rider provides monthly renewable term life insurance
     PROVIDED BY THIS RIDER?     on the life of the other insured.

1.3  WHO IS THE OTHER INSURED    The other insured is a person whose life is insured under
     UNDER THIS RIDER?           this rider as named on the data page for this rider.
                                 Although only a single copy of this rider is included
                                 with this policy, the benefit provided by this rider may
                                 apply to more than one person. Terms such as age, gender,
                                 issue date, application, and specified amount refer to
                                 each other insured individually.

1.4  CAN THIS RIDER BE           We relied on statements made in the application when we
     CONTESTED?                  issued this rider. In the absence of fraud, we will
                                 accept the statements made in the application or
                                 reinstatement application to be representations and not
                                 warranties. Statements made in the application or
                                 reinstatement application will not be used to contest
                                 this rider or challenge a claim under this rider unless
                                 that statement is material.

                                 A statement is material if, based on correct and complete
                                 information, we would have:

                                      a.)  denied coverage;

                                      b.)  issued the rider at a higher cost of insurance
                                           rate; or

                                      c.)  issued the rider on some other basis than
                                           applied for.

                                 If this rider is void as a result of a contest, the cost
                                 you paid for this rider will be refunded to you.

1.5  WHEN DOES THIS RIDER        This rider is incontestable after it has been in force
     BECOME INCONTESTABLE?       during the other insured's lifetime for two years from
                                 the issue date of coverage for that other insured. If
                                 this rider is reinstated, it is incontestable after it
                                 has been in force during the other insured's lifetime for
                                 two years from the date the coverage for that other
                                 insured was reinstated. If reinstatement occurs, it may
                                 be contested on the basis of statements made in the
                                 reinstatement application.

                                 Any amount of increase in the rider specified amount for
                                 an other insured becomes incontestable after the increase
                                 has been in force during that other insured's lifetime
                                 for two years from the effective date of the increase.

1.6  WHAT IF THE OTHER           If the other insured's age or gender has been misstated,
     INSURED'S AGE OR GENDER     an adjustment will be made to reflect the correct age and
                                 gender as follows:
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HAS BEEN MISSTATED?

                                      a.)  If the misstatement is discovered at death, the
                                           rider death benefit amount will be adjusted
                                           based on what the cost of insurance rate as of
                                           the most recent monthly processing day would
                                           have purchased at the other insured's correct
                                           age and gender.

                                      b.)  If the misstatement is discovered prior to
                                           death, the cost of insurance rate will be
                                           adjusted based on the other insured's correct
                                           age and gender beginning on the next monthly
                                           processing day.

1.7  IS THERE A SUICIDE          Suicide by the other insured, whether sane or insane,
     EXCLUSION?                  within two years of this rider's issue date or
                                 reinstatement date is not covered by this rider. If the
                                 other insured dies by suicide during this two year
                                 period, the cost you paid for this rider will be refunded
                                 to you. If the other insured dies by suicide within two
                                 years of the date of an increase in the rider specified
                                 amount, the only amount payable with respect to the
                                 increase will be a return of the rider cost made for the
                                 increase.

1.8  WHEN WILL THIS RIDER        This rider will terminate on the earliest of:
     TERMINATE?

                                      a.)  the death of the other insured;

                                      b.)  the lapse or termination of the policy;

                                      c.)  the conversion date of this rider;

                                      d.)  the rider anniversary at the other insured's
                                           age 95; or

                                      e.)  the date you choose to end this rider. You may
                                           end it by written request.

RIDER SECTION 2. RIDER INSURANCE CHARGES

2.1  WHAT IS THE COST OF THIS    The cost of this rider is paid as part of the insurance
     RIDER?                      charges for the policy to which it is attached. The cost
                                 for this rider is payable until the rider terminates.

2.2  HOW IS THE COST FOR THIS    The cost for this rider consists of the cost of insurance
     RIDER DETERMINED?           for this rider, plus the rider fee. The cost of insurance
                                 is based on the current rider cost of insurance rate
                                 schedule in effect, the rider specified amount for each
                                 other insured, and each other insured's attained age,
                                 gender, and rating class.

2.3  CAN THE CURRENT RIDER       We may change the current rider cost of insurance rate
     COST OF INSURANCE RATE      schedule from time to time based on changes in future
     SCHEDULE BE CHANGED?        expectations for such factors as: investment earnings,
                                 mortality, persistency, expenses, and taxes. Any change
                                 will apply to all persons of the same age, gender, plan
                                 of insurance, and rating class, and whose riders have
                                 been in effect for the same length of time. We will not
                                 change the current rider cost of insurance rates because
                                 of a change in the other insured's health or occupation,
                                 or to recoup prior losses.

                                 The current rider cost of insurance rates will never be
                                 greater than those shown in the guaranteed maximum other
                                 insured annual cost of insurance rate table.

RIDER SECTION 3. RIDER SPECIFIED AMOUNT

3.1  WHAT IS THE SPECIFIED       The rider specified amount for each other insured is
     DEATH BENEFIT AMOUNT        shown on the other insured rider data page and on the
                                 guaranteed maximum other insured
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     PROVIDED BY THIS RIDER?     annual cost of insurance rate table for that other
                                 insured.

3.2  CAN YOU MAKE A CHANGE       You may change the rider specified amount on any other
     TO YOUR RIDER SPECIFIED     insured at any time after the first policy year by
     AMOUNT?                     written request. The written consent of all assignees or
                                 irrevocable beneficiaries must be obtained prior to the
                                 change. The effective date of the change will be shown on
                                 an endorsement to the data page. Any change is subject to
                                 the following conditions:

                                      a.)  DECREASES - We reserve the right to require
                                           that the rider specified amount after any
                                           decrease be at least the minimum rider
                                           specified amount necessary to issue a new
                                           rider. For purposes of determining cost of
                                           insurance, any decrease in the rider specified
                                           amount will reduce such amount in the following
                                           order:

                                           1.)  the rider specified amount provided by the
                                                most recent increase will be reduced;

                                           2.)  the next most recent increases will be
                                                reduced in succession; and

                                           3.)  the initial rider specified amount will be
                                                reduced last.

                                      b.)  INCREASES - A supplemental application must be
                                           completed, with evidence of insurability
                                           satisfactory to us on the increase in rider
                                           specified amount. All rider provisions relating
                                           to the rider effective date will be applied to
                                           the increase in rider specified amount as if a
                                           new rider had been issued for that amount as of
                                           the effective date of the increase. We may
                                           require you to pay the premium amount necessary
                                           to issue a new rider for the amount of the
                                           increase.

                                           Additional rider cost of insurance charges will
                                           apply corresponding to the amount of increase.
                                           These additional charges will be shown on an
                                           endorsement to the data page.

                                           We reserve the right to assess a service
                                           charge, as shown on the policy data page, for
                                           any increase in rider specified amount.

RIDER SECTION 4. RIDER DEATH PROCEEDS

4.1  WHEN ARE RIDER DEATH        Rider death proceeds are payable while this rider is in
     PROCEEDS PAYABLE?           force in the event of the other insured's death.

4.2  WHAT ARE THE RIDER DEATH    The rider death proceeds will be the sum of the following
     PROCEEDS?                   amounts:

                                      a.)  the rider specified amount on the date of
                                           death; plus

                                      b.)  the rider cost paid beyond the month death
                                           occurs; minus

                                      c.)  any rider cost due.

                                 If the death of any other insured occurs during a grace
                                 period, the insurance charges for the policy will be
                                 deducted from the rider death proceeds.

4.3  HOW WILL THE RIDER DEATH    The rider death proceeds will be payable to the
     PROCEEDS BE PAID?           beneficiary, as stated in the application for this rider,
                                 when we receive proof satisfactory to us that the other
                                 insured died while this rider was in force. Rider death
                                 proceeds will be paid according to the provisions of the
                                 policy.
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RIDER SECTION 5. CONVERSION PRIVILEGE

5.1  CAN THE INSURANCE           The insurance coverage provided by this rider on an other
     COVERAGE PROVIDED BY THIS   insured may be converted to a new policy while it is in
     RIDER BE CONVERTED TO A     force provided:
     NEW POLICY?
                                      a.)  your written request is made:

                                           1.)  prior to the other insured's age 75; or

                                           2.)  within 60 days following the termination
                                                of this rider due to the death of the
                                                person named as insured under the policy;

                                      b.)  all cost due for this rider has been paid; and

                                      c.)  the new policy is a permanent life insurance
                                           policy we are then issuing.

                                 The suicide and incontestability provisions of the new
                                 policy will be measured from the issue date of this
                                 rider.

                                 If the other insured dies during the 60-day conversion
                                 period, we will pay the insurance amount for that other
                                 insured, less any rider cost for that other insured, to
                                 the beneficiary.

5.2  WHAT IS THE AMOUNT OF       The amount of insurance for the new policy may not be:
     INSURANCE FOR THE NEW
     POLICY?
                                      a.)  greater than the specified amount of this rider
                                           on the date of conversion; or

                                      b.)  less than the minimum amount necessary to issue
                                           the new plan of insurance.

5.3  WHAT IS THE EFFECTIVE       The effective date of the new policy will be the monthly
     DATE OF THE NEW POLICY?     processing day on or following receipt of your written
                                 request in our home office.

5.4  WHAT BASIS WILL BE USED     The premium for the new policy will be based on the age,
     TO DETERMINE THE PREMIUM    gender, and rating class of the other insured as of the
     FOR THE NEW POLICY?         date of conversion. However, if there has been an
                                 increase in rider specified amount prior to conversion,
                                 the new policy will be based on the rating class of the
                                 other insured at the time of the increase.

5.5  WILL EVIDENCE OF            Evidence of insurability will not be required to convert
     INSURABILITY BE REQUIRED?   existing coverage. However, if any riders are requested
                                 with the new policy, we will require evidence of
                                 insurability satisfactory to us for the additional
                                 coverage.
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RIDER SECTION 6. DIVIDENDS

6.1  WILL THIS RIDER RECEIVE     While this rider is in force, it will share in our
     DIVIDENDS?                  divisible surplus. We will determine once a year if any
                                 dividends are payable on this rider. Any dividends will
                                 be combined with and applied using the same method
                                 selected for the policy. We do not anticipate any
                                 dividends to be paid on this rider.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
-------------------------------------
President

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                               OTHER INSURED RIDER DATA PAGE

                          TERM INSURANCE RIDER FOR OTHER INSURED

OTHER INSURED: Jane Doe                        RIDER SPECIFIED AMOUNT: $50,000

ISSUE DATE: January 15, 2000                   RATING: Standard Tobacco

EXPIRATION DATE: January 15, 2060              ISSUE AGE: 35

ANNUAL RIDER FEE: $20.00                       GENDER: Female

INITIAL ANNUAL COST OF INSURANCE*: [$120.50]   COST OF INSURANCE RATES: Female

* See guaranteed maximum other insured annual cost of insurance rate table for schedule of maximum guaranteed rates.

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                        GUARANTEED MAXIMUM OTHER INSURED
                      ANNUAL COST OF INSURANCE RATE TABLE

                     TERM INSURANCE RIDER FOR OTHER INSURED

OTHER INSURED: Jane Doe                        RIDER SPECIFIED AMOUNT: $50,000

ISSUE DATE: January 15, 2000                   RATING: Standard Tobacco

EXPIRATION DATE: January 15, 2060              ISSUE AGE: 35

ANNUAL RIDER FEE: $20.00                       GENDER: Female

INITIAL ANNUAL COST OF INSURANCE: [$120.50]    COST OF INSURANCE RATES: Female

The rates shown are annual rates in dollars per $1,000. The annual cost of insurance rate we charge will never be more than the guaranteed maximum annual rates shown below. Monthly cost of insurance calculations will use one-twelfth of the annual rate.

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AGE    RATE
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35      2.01
36      2.18
37      2.38
38      2.61
39      2.86
40      3.16
41      3.48
42      3.80
43      4.12
44      4.44
45      4.78
46      5.13
47      5.49
48      5.88
49      6.31
50      6.77
51      7.26
52      7.82
53      8.44
54      9.07
55      9.72
56     10.36
57     10.96
58     11.55
59     12.18
60     12.93
61     13.87
62     15.08
63     16.55
64     18.19
65     19.92
66     21.68
67     23.38
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AGE    RATE
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68     25.10
69     26.97
70     29.18
71     31.98
72     35.41
73     39.49
74     44.14
75     49.22
76     54.62
77     60.26
78     66.22
79     72.71
80     79.98
81     88.23
82     97.61
83    108.44
84    120.18
85    132.65
86    145.75
87    159.35
88    173.52
89    188.25
90    204.58
91    222.16
92    241.66
93    264.56
94    295.23
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